ICR XChange
January 12, 2011

BROWN SHOE

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This investor update contains certain forward-looking statements and expectations regarding the Company’s future performance and the future performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These include  (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) the timing and uncertainty of activities and costs related to the Company’s information technology initiatives, including software implementation and business transformation; (iii) potential disruption to the Company’s business and operations as it implements its information technology initiatives; (iv) the Company’s ability to utilize its new information technology system to successfully execute its strategies; (v) intense competition within the footwear industry; (vi) rapidly changing fashion trends and purchasing patterns; (vii) customer concentration and increased consolidation in the retail industry; (viii) political and economic conditions or other threats to continued and uninterrupted flow of inventory from China and Brazil, where the Company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (ix) the Company's ability to attract and retain licensors and protect its intellectual property; (x) the Company's ability to secure/exit leases on favorable terms; (xi) the Company's ability to maintain relationships with current suppliers; (xii) compliance with applicable laws and standards with respect to lead content in paint and other product safety issues; (xiii) the Company’s ability to successfully execute its international growth strategy; (xiv) the Company’s ability to source product at a pace consistent with increased demand for footwear; and (xv) the impact of rising prices in a potentially inflationary global environment.  The Company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended January 30, 2010, which information is incorporated by reference herein and updated by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

-	January 12, 2011

NOTE:  The Company issued guidance for full-year 2010 in its earnings release and conference call on November 24, 2010 and this presentation does not represent an interim change, update, or affirmation of those metrics.

*Please see November 2010 Investor Update, filed on November 24, 2010, for all GAAP / Non-GAAP reconciliations.  All “TTM” data in this document refers to the period ended October 30, 2010, unless noted otherwise

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At A Glance

▪	Portfolio of leading footwear brands
▪	$2.5 billion in sales TTM
▪	Diversified, synergistic global business model
▪	70% Retail and 30% Wholesale
▪	Appx. 1,400 stores in all 50 states, Canada, and Far East
▪	Wholesale brands from mass to premier department stores
▪	Ecommerce sales of over $100 million
▪	Inspiring people to feel good and live better…feet first!

Brown Shoe Business Mix

$2.5 billion in sales
(Trailing 12 Months October 30, 2010)

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Business Mix

Wholesale    30%
Retail            70%

Brand Mix

Famous Footwear
Naturalizer
Dr. Scholl's Shoes
Contemporary Fashion
All Other

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Continuing Momentum

▪	Actions and investments in 2010 set the base for 2011

▪	Expect to generate $1.31 to $1.43 EPS in 2011

▪	Keys to delivering 2011:
▪	Continued strong product trend at retail and wholesale
▪	Momentum built with our consumers through engagement and marketing initiatives
▪	Driving payback on investments
▪	$21 million of anomalous costs from 2010 not expected to continue
▪	Navigating market uncertainties with focused execution
▪	Strong leadership team

Brand Portfolio Aligned With Macro Trends
And Drives Synergies

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Product Innovation
healthy living
Naturalizer
Dr. Scholl's Shoes

Design Capabilities
contemporary fashion
Via Spiga
Vera Wang Lavender
Sam Edelman

VERTICAL

Casual & Fitness Lifestyle
family
Famous Footwear

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Famous Footwear -
Improving Productivity & Economics

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Sales Per Square Foot

$190
$185
$180
$175
$170
$165
$160
$155

2005       $180
2006       $185
2007       $180
2008       $168
2009       $167
2010TTM         $184

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Operating Earnings ($mm)

Operating Earnings
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0

Operating Margin %
8%
7%
6%
5%
4%
3%
2%

2005       $67.0    5.6%
2006       $89.8    7.0%
2007       $84.1    6.4%
2008       $27.0    2.0%
2009       $44.6    3.3%
2010TTM         $90.0    6.1%

[graphic - Famous Footwear logo]

Famous Footwear Growth Initiatives

▪	Expect low to mid single-digit sales growth along with operating margin expansion in 2011

▪	Enhanced customer engagement to drive conversion rates

▪	Real estate and new store productivity enhancements with long-term target of $225/sqft.

▪	Innovative marketing and multi-channel opportunities

▪	Destination for casual & fitness footwear in the family channel

▪	Growth targets:
▪	Annual same-store sales increase in low single-digits
▪	Operating margin goal of 10%

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RETAIL

$300

$50

FASHION

Vera Wang Lavender
Via Spiga
Naya
Sam Edelman
Franco Sarto
Etienne Aigner
Naturalizer
Zodiac USA
Carlos
Fergie
libby. edelman
LifeStride
naturalSoul by Naturalizer
Dr. Scholl's Shoes

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Wholesale Brands

▪	Diverse portfolio of brands spanning channels

▪	Net sales increased 17.3% TTM and adjusted operating margin of 5.9% TTM

▪	Positive current momentum - sales expected to grow in the high ‘teens to low 20s range for FY’10

▪	Focusing on the faster-growing, higher-margin branded business

▪	Growth targets:
▪	Annual sales increase of mid single-digits
▪	Operating margin goal of low double-digits

[graphic - Naturalizer logo]

Naturalizer

▪	Enhancing product innovation and technology

▪	Global comfort brand with distribution in over 50 countries and appx. $500 million in net sales at retail worldwide

▪	Growth through expansion of brand family – Naturalizer, Natural Sole, and Naya

▪	Greater international penetration

Naturalizer Brand Family

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Premium Comfort

$100 - $160

Naturalizer N5 Contour
Career/Dress
Naya
Organic Comfort

$59 - $85

Naturalizer - beautiful feels so good

$39 - $59

naturalSoul by Naturalizer
Value Comfort

[graphic - Dr. Scholl's Shoes logo]

Dr. Scholl’s

▪	Iconic global health and wellness

▪	Spans gender, age, and categories

▪	Growing outside the mass channel

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Contemporary Fashion

▪	Sam Edelman, Via Spiga, Vera Wang, Franco Sarto, Etienne Aigner, Carlos Santana, Fergie

▪	Modern, high-demand brands poised for expansion

▪	Brings fashion influence and design capabilities to portfolio and provides lifestyle opportunities

▪	Grown to appx. $250 million in net sales TTM from $20 million in '04

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Opportunities Ahead

▪	Grow return on investments and EPS:

▪	Long-term consolidated goal of high-single digit operating margin and mid- to high-teens ROIC

▪	EPS goal of $2.00 by 18 to 24 months

▪	Priorities:

▪	Great people and talent

▪	Relentless focus on our consumer

▪	Further enhancing product design and merchandising capabilities

▪	Strong execution and operational efficiencies

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Thank You